Exhibit 10.8

WHEN RECORDED RETURN TO:

Janet Wagner, Esq.

LATIMER LEVAY FYOCK LLC

55 W. Monroe Street, Suite 1100

Chicago, IL 60603

(LLF File No. 72001-381)

Property Address:

1255 Town Center Road
Vernon Hills, Illinois

(Lake County)

PIN(s): 15-15-313-003

ASSIGNMENT OF LEASES AND RENTS

A.       THIS ASSIGNMENT OF LEASES AND RENTS (as the same may from time to time hereafter be modified, supplemented or amended, this “Assignment of Leases”), made as of May 3, 2017 by IRESI VERNON HILLS COMMONS, L.L.C., a Delaware limited liability company (“Assignor”), having a mailing address at 2901 Butterfield Road, Oak Brook, Illinois 60523, to PARKWAY BANK AND TRUST COMPANY, an Illinois banking corporation, having a principal place of business and mailing address at 4800 N. Harlem Avenue, Harwood Heights, IL 60706, (“Lender”).

W I T N E S S E T H THAT:

B.       WHEREAS, Assignor is justly indebted to Lender for money borrowed (the “Loan”) in the original principal sum of Thirteen Million Eight Hundred Thousand and 00/100 Dollars ($13,800,000.00) (the “Loan Amount”). To evidence and secure the Loan, Assignor has made and delivered to Lender that certain Loan Agreement of even date herewith (as may be modified, amended, supplemented, extended or consolidated in writing, the “Loan Agreement”), that certain Secured Promissory Note of even date herewith (as may be modified, amended, supplemented, extended or consolidated in writing, and any note(s) issued in exchange therefor or replacement thereof, the “Note”) in the Loan Amount, payable as provided for in the Note, with interest as therein expressed, and Assignor has executed and delivered a Mortgage, Security Agreement, Assignment of Rents and Fixture Filing (the “Mortgage”) bearing the aforesaid date to secure the Note and creating a lien on Assignor’s interest in certain real estate in the County of Lake, State of Illinois, more particularly described in Exhibit A attached hereto and made a part hereof, including but not limited to the Improvements now or hereafter thereon and the easements, rights and appurtenances thereunto belonging, all as more particularly described in the Mortgage and hereinafter called the “Premises”.

C.       WHEREAS, Assignor is the lessor or successor in interest to the lessor under those certain written leases covering the Premises and Assignor may hereafter make other leases of the Premises or parts thereof.

D.       WHEREAS, Lender has required the assignment hereafter made as a condition to making the Loan.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged:

1.	Assignor does hereby absolutely and directly (and not merely collaterally) assign, bargain, sell, transfer, convey, hypothecate, set over and deliver unto Lender, all rights of the lessor under the leases described above and all other leases, tenancies, rental arrangements, subleases, and guarantees of the performance or obligations of any tenants thereunder affecting the Premises, or any part thereof, now existing or which may be executed at any time in the future during the life of this Assignment of Leases, and all amendments, extensions and renewals of said leases, subleases, and guarantees and any of them, all of which are hereinafter called the “Leases,” and all rents or other income or payments, regardless of type or source of payment (including but not limited to common area maintenance charges, lease termination payments, purchase option payments, refunds of any type, prepayment of rents, settlements of litigation, or settlements of past due rents) which may now or hereafter be or become due or owing under the Leases, and any of them, or on account of the use of the Premises, all of which are hereinafter called the “Rents”. It is intended hereby to establish a present and complete transfer and direct and absolute assignment of all the Leases and all rights of the lessor thereunder and all the Rents unto Lender, with the right, but without the obligation, to collect all of said Rents, which may become due during the life of this Assignment of Leases. Assignor agrees to deposit with Lender copies of all Leases of all or any portion of the Premises.

2.	Assignor hereby appoints Lender the true and lawful attorney of Assignor with full power of substitution and with power for it and in its name, place and stead, to demand, collect, give receipts and releases for any and all Rents herein assigned which may be or become due and payable by the lessees and other occupants of the Premises, and at its discretion to file any claim or take any other action or proceeding and make any settlement of any claims, either in its own name or in the name of Assignor or otherwise, which Lender may deem necessary or desirable in order to collect and enforce the payment of any and all Rents. Lessees of the Premises, or any part thereof, are hereby expressly authorized and directed to pay all Rents herein assigned to Lender or such nominee as Lender may designate in writing delivered to and received by such lessees who are expressly relieved of any and all duty, liability or obligation to Assignor in respect of all payments so made.

Lender is hereby vested with full power to use all measures, legal and equitable, whether in person, by agent or by a receiver deemed by it necessary or proper to enforce this Assignment of Leases, including the right, subject to the rights of tenants under the Leases or any subleases, to enter upon the Premises, or any part thereof and take possession thereof forthwith to effect the cure of any default on the part of Assignor as lessor in any of the Leases or with or without taking possession of the Premises, to collect the Rents assigned hereunder all without regard to the adequacy of any security for the Indebtedness secured by the Loan Documents.

3.	Assignor hereby grants full power and authority to Lender to exercise all rights, privileges and powers herein granted at any and all times hereafter, without notice to Assignor, with full power to use and apply all of the Rents assigned hereunder as specified in the Loan Documents.

4.	Notwithstanding any provision herein to the contrary, prior to an Event of Default, Lender hereby grants to Assignor the license to enforce all provisions contained in the Leases and collect and use (subject to the terms and conditions of the Loan Documents), all Rents, as the same become due and payable, but in any event for not more than one calendar month in advance. Assignor shall render such accounts of collections as Lender may reasonably require. The license herein granted to Assignor shall terminate immediately and automatically, without further action or documentation, upon an Event of Default; and upon written Notice of Assignor’s Event of Default at any time hereafter given by Lender to any lessee, all Rents thereafter payable and all agreements and covenants thereafter to be performed by any such lessee shall be paid and performed by such lessee directly to Lender in the same manner as if the above license had not been granted, without prosecution of any legal or equitable remedies under the Mortgage. Any lessee of the Premises or any part thereof is authorized and directed to pay to Assignor any Rent herein assigned currently for not more than one calendar month in advance, and any payment so made prior to receipt by such lessee of the aforementioned notice shall constitute a full acquittance to lessee therefor.

5.	Lender shall be under no obligation to enforce any of the rights or claims assigned to it hereunder or to perform or carry out any of the obligations of the lessor under any of the Leases and does not assume any of the liabilities in connection with or arising out of the covenants and agreements of Assignor in the Leases; and Assignor covenants and agrees that it will faithfully perform all of the obligations imposed under any and all of the Leases. All Security Deposits collected by Assignor shall be maintained in accordance with all applicable legal requirements and, if cash, shall be deposited by Assignor at a federally insured institution reasonably satisfactory to Lender. Except to the extent that the same is caused solely as a result of Lender’s gross negligence or willful misconduct, should Lender incur any liability, loss or damage under the Leases or under or by reason of this Assignment of Leases, or in the defense of any claims and demands whatsoever which may be asserted against Lender by reason of any alleged obligations or undertakings on its part to perform or discharge any of the terms, covenants or agreements contained in any of the Leases, the amount thereof, including costs, expenses and reasonable attorneys’ fees and costs, including reasonable attorneys’ fees and costs on appeal, shall be added to the Indebtedness secured by the Mortgage. Nothing herein contained shall be construed as constituting Lender a “mortgagee in possession” in the absence of the taking of actual possession.

6.	This Assignment of Leases shall not operate to place responsibility for the control, care, management or repair of the Premises, or parts thereof, upon Lender nor shall it operate to make Lender liable for the carrying out of any of the terms and conditions of any of the Leases, or for any waste of the Premises by the lessees under any of the Leases or any other party, or for any dangerous or defective condition of the Premises or for any negligence in the management, upkeep, repair or control thereof resulting in loss or injury or death to any lessee, licensee, employee or stranger.

7.	Provided there has been no Event of Default under the Loan Documents, any amounts collected hereunder by Lender which are in excess of those applied to pay in full the aforesaid liabilities and Indebtedness at the time due shall be promptly paid to Assignor.

8.	Assignor covenants not to make any transfer or assignment of the Leases and Rents or other amounts payable thereunder, or attempt to pledge, assign or encumber any of the Leases or Rents or other amounts payable thereunder other than to Lender hereunder, or convey or transfer or suffer a conveyance or transfer of the Premises or of any interest therein so as to effect, directly or indirectly, a merger of the estates and rights of, or a termination or diminution of the obligations of any lessee thereunder. Assignor further covenants to deliver to Lender, promptly upon receipt thereof, copies of any and all demands, claims and notices of default received by Assignor from any lessee under any of the Leases assigned herein. Assignor shall keep and perform all terms, conditions and covenants required to be performed by Assignor under the Leases, and shall enforce the Leases and all remedies available to Assignor against the lessees thereunder in case of default under the Leases by lessees.

9.	Upon payment in full of the principal sum, interest and other Indebtedness secured hereby, and by any other documents which secure the Note, this Assignment of Leases shall be and become null and void; otherwise, it shall remain in full force and effect as herein provided and, with the covenants, warranties and power of attorney herein contained, shall inure to the benefit of the heirs, successors and assigns of Lender, and shall be binding upon Assignor, and its heirs and permitted successors and assigns.

10.	Following the occurrence of an Event of Default, Lender may as attorney-in-fact or agent of Assignor or in its own name as Lender and under the powers granted herein and in the Mortgage extend, modify, or terminate (to the extent permitted by law or the terms of the specific Lease) any then existing Leases or subleases and make new Leases, which extensions, modifications or new Leases may provide for terms to expire, or for options to lessees to extend or renew terms to expire, beyond the Maturity Date and the issuance of a deed or deeds to a purchaser or purchasers at a foreclosure sale, it being understood and agreed that any such Leases, and the options or other such provisions to be contained therein, shall be binding upon Assignor and all persons whose interests in the Premises are subject to the lien of the Mortgage and shall be binding also upon the purchaser or purchasers at any foreclosure sale, notwithstanding any redemption from sale, discharge of the Indebtedness secured by the Mortgage, satisfaction of any foreclosure decree, or issuance of any certificate of sale or deed to any purchaser

11.	It is understood and agreed that this Assignment of Leases shall become effective concurrently with the Note and the Mortgage.

12.	THE LOAN DOCUMENTS AND THE PARTIES’ RIGHTS AND OBLIGATIONS THEREUNDER SHALL IN ALL RESPECTS BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF ILLINOIS (WITHOUT GIVING EFFECT TO ILLINOIS’ PRINCIPLES OF CONFLICTS OF LAW), EXCEPT TO THE EXTENT (A) OF PROCEDURAL AND SUBSTANTIVE MATTERS RELATING ONLY TO THE CREATION AND PERFECTION OF SECURITY INTERESTS AND THE ENFORCEMENT OF LENDER’S REMEDIES WITH RESPECT THERETO, WHICH MATTERS SHALL BE GOVERNED BY THE LAWS OF THE STATE OF MARYLAND, AND (B) THAT THE LAWS OF THE UNITED STATES OF AMERICA AND ANY RULES, REGULATIONS, OR ORDERS ISSUED OR PROMULGATED THEREUNDER, APPLICABLE TO THE AFFAIRS AND TRANSACTIONS ENTERED INTO BY LENDER, OTHERWISE PREEMPT THE LAWS OF THE STATE OF MARYLAND OR ILLINOIS LAW; IN WHICH EVENT SUCH FEDERAL LAW SHALL CONTROL.

13.	It is the intention of Lender and Assignor that the assignment effectuated by this Assignment of Leases with respect to the Rents and other amounts due under the Leases shall be a direct, absolute and currently effective assignment and shall not constitute merely the granting of a lien, collateral assignment or a security interest or pledge for the purpose of securing the Indebtedness secured by the Mortgage and is effective whether or not a default occurs hereunder or under the Loan Documents. In the event that a court of competent jurisdiction determines that, notwithstanding such expressed intent of the parties, Lender’s interest in the Rents or other amounts payable under the Leases constitutes a lien on or security interest in or pledge thereof, it is agreed and understood that the forwarding of a notice to Assignor after the occurrence of an Event of Default, advising Assignor of the revocation of Assignor’s license to collect such Rents shall be sufficient action by Lender to (i) perfect such lien on or security interest in or pledge of the Rents, (ii) take possession thereof and (iii) entitle Lender to immediate and direct payment of the Rents for application as provided in the Loan Documents, all without the necessity of any further action by Lender, including, without limitation, any action to obtain possession of the Land, Improvements or any other portion of the Premises. Notwithstanding the direct and absolute assignment of the Rents, there shall be no pro tanto reduction of any portion of the Indebtedness secured by the Mortgage except with respect to Rents actually received by Lender and applied by Lender toward payment of such Indebtedness. Any assignment of a security interest in Security Deposits is subject to the rights of tenants in such Security Deposits as provided under the terms of the Leases.

14.	Without limitation of the absolute nature of the assignment of the Rents hereunder, Assignor and Lender agree that (i) this Assignment of Leases shall constitute a “security agreement” for purposes of 11 U.S.C. Section 552(b), (ii) the security interest created by this Assignment of Leases extends to property of Assignor acquired before the commencement of a case in bankruptcy and to all amounts paid as Rents and (iii) such security interest shall extend to all Rents acquired by the estate after the commencement of any case in bankruptcy. Without limitation of the absolute nature of the assignment of the Rents, to the extent Assignor (or Assignor’s bankruptcy estate) shall be deemed to hold any interest in the Rents after the commencement of a voluntary or involuntary bankruptcy case, Assignor hereby acknowledges and agrees that such Rents are and shall be deemed to be “cash collateral” under Section 363 of the Bankruptcy Code. Assignor may not use the cash collateral without the consent of Lender and/or an order of any bankruptcy court pursuant to 11 U.S.C. 363(c)(2), and Assignor hereby waives any right it may have to assert that such Rents do not constitute cash collateral. No consent by Lender to the use of cash collateral by Assignor shall be deemed to constitute Lender’s approval, as the case may be, of the purpose for which such cash collateral was expended.

15.	Assignor acknowledges and agrees that, upon recordation of this Assignment of Leases, Lender’s interest in the Rents shall be deemed to be fully perfected, “choate” and enforced as to Assignor and all third parties, including, without limitation, any subsequently appointed trustee in any case under the Bankruptcy Code, without the necessity of (i) commencing a foreclosure action with respect to this Assignment of Leases, (ii) furnishing notice to Assignor or tenants under the Leases, (iii) making formal demand for the Rents, (iv) taking possession of the Premises as a lender-in-possession, (v) obtaining the appointment of a receiver of the Rents and profits of the Premises, (vi) sequestering or impounding the Rents, or (vii) taking any other affirmative action.

16.	Notwithstanding anything in this Assignment of Leases to the contrary, Lender may, upon written Notice to Assignor, elect to (i) exclude from the assignment provided in this Assignment of Leases any of the Leases as specified in such notice so that the interest under such indicated Lease is not assigned to Lender, (ii) subordinate the lien and other terms and provisions of the Mortgage to any of the Leases as indicated in said notice and/or (iii) require Assignor to use best efforts to obtain a non-disturbance and attornment agreement, in form and substance approved by Lender, from any of the lessees under any of the Leases as indicated in said notice.

17.	The rights and remedies of Lender hereunder are cumulative and are not in lieu of, but are in addition to, any rights or remedies which Lender shall have under the Note, Mortgage or any other instrument or document or under applicable law, and the exercise by Lender of any rights and remedies herein contained shall not be deemed a waiver of any other rights or remedies of Lender, whether arising under the Loan Agreement, the Note, the Mortgage or otherwise, each and all of which may be exercised whenever Lender deems it in its interest to do so.

18.	Each Notice which any party hereto may desire or be required to give to the other shall be given in accordance with the provisions of the Loan Agreement.

19.	If this Assignment of Leases is executed by more than one Person as Assignor, all obligations and agreements of Assignor are joint and several.

20.	Capitalized terms used herein and not otherwise defined shall have those meanings given to them in the Loan Agreement.

21.	AFTER CONSULTING WITH COUNSEL AND CAREFUL CONSIDERATION, ASSIGNOR AND LENDER (BY ITS ACCEPTANCE HEREOF) KNOWINGLY, VOLUNTARILY, AND INTENTIONALLY WAIVE THE RIGHT EITHER OF THEM MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY LITIGATION ARISING OUT OF THIS ASSIGNMENT OF LEASES OR ANY OTHER INSTRUMENT OR AGREEMENT BY WHICH THIS ASSIGNMENT OF LEASES IS, OR MAY HEREAFTER BE, SECURED, OR OUT OF ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (ORAL OR WRITTEN), OR ACTIONS OF ASSIGNOR OR LENDER. THIS WAIVER IS A MATERIAL INDUCEMENT TO THE LENDER'S ACCEPTANCE OF THIS ASSIGNMENT OF LEASES.

(Signature on next page)

IN WITNESS WHEREOF, Assignor has caused this Assignment of Leases and Rents to be duly executed and delivered as of the date first hereinabove written.

IRESI VERNON HILLS COMMONS, L.L.C., a Delaware limited liability company

By:        Inland Residential Operating Partnership, L.P.,
    a Delaware limited partnership, its sole member

By:        Inland Residential Properties Trust, Inc.,
    a Delaware corporation, its general partner

By:        /s/ David Z. Lichterman

Name:  David Z. Lichterman

Its:        Chief Accounting Officer,

             Treasurer and Vice President

The State of Illinois }

County of DuPage   }

I, Susan Metzler, a Notary Public in and for said County in said State, hereby certify that David Z. Lichterman, who is the Chief Accounting Officer, Treasurer and Vice President of Inland Residential Properties Trust, Inc., a Delaware corporation, being the general partner of Inland Residential Operating Partnership, L.P., a Delaware limited partnership, as the sole member of IRESI Vernon Hills Commons, L.L.C., a Delaware limited liability company, who has signed to the foregoing conveyance and who is known to me, acknowledged before me on this day that, being informed of the contents of the conveyance, he/she, as such officer and with full authority, executed the same voluntarily for and as the act of said corporation as the general partner of said limited partnership as the sole member of said limited liability company.

Given under my hand this 25th day of April, 2017.

/s/ Susan Metzler

Notary Public

My Commission Expires:

    5/5/19

EXHIBIT A

LEGAL DESCRIPTION

PARCEL 1

LOT 10 IN THE FIRST RESUBDIVISION OF VERNON HILLS TOWN CENTER, BEING A RESUBDIVISION OF PART OF THE SOUTH HALF OF SECTION 15, TOWNSHIP 43 NORTH,RANGE 11, EAST OF THE THIRD PRINCIPAL MERIDIAN, ACCORDING TO THE FINAL PLAT OF SUBDIVISION RECORDED FEBRUARY 2, 2011 AS DOCUMENT NUMBER 6705452, IN LAKE COUNTY,ILLINOIS.

PARCEL 2:

NON-EXCLUSIVE EASEMENT FOR THE BENEFIT OF PARCEL 1 AS CREATED BY THE DECLARATION OF EASEMENTS AND OPERATING AGREEMENT DATED APRIL 1, 2009 ANDRECORDED JUNE 22, 2009 AS DOCUMENT NUMBER 6488478 MADE AND ENTERED INTO BY VHTC, LLC, AN ILLINOIS LIMITED LIABILITY COMPANY AND PTD PROPERTIES, LLC, AN ILLINOIS LIMITED LIABILITY COMPANY, FOR THE PURPOSE OF (I) INGRESS, EGRESS AND PARKING BY VEHICULAR TRAFFIC, (II) THE PASSAGE AND ACCOMMODATION OF PEDESTRIANS, (III) INSTALLATION, OPERATION, MAINTENANCE, REPAIR AND REPLACEMENT OF THE COMMON UTILITY LINES AND (IV) THE INSTALLATION, REPAIR,REPLACEMENT AND MAINTENANCE OF AN IRRIGATION SYSTEM AND GRASS LANDSCAPING, AMENDED BY AMENDED AND RESTATED DECLARATION OF EASEMENTS AND OPERATING AGREEMENT DATED NOVEMBER 1, 2010 AND RECORDED FEBRUARY 2, 2011 AS DOCUMENT NUMBER 6705457 MADE AND ENTERED INTO BY VHTC, LLC, AN ILLINOIS LIMITED LIABILITY COMPANY, VHTC LOT 3 LLC, AN ILLINOIS LIMITED LIABILITY COMPANY, AND PTD PROPERTIES, LLC, AN ILLINOIS LIMITED LIABILITY

Property Address: 1255 Town Center Road, Vernon Hills, Illinois

PIN(s): 15-15-313-003